SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

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                   Chicago Mercantile Exchange Holdings Inc.
                ----------------------------------------------
               (Name of Registrant as Specified in Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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         On January 24, 2003, Chicago Mercantile Exchange Holdings Inc.
distributed the following communication to its shareholders:


                              [Chicago Mercantile Exchange Holdings Inc. Logo]


Kathleen M. Cronin, Esq.
Corporate Secretary
PHONE: 312 / 930-3488
FAX: 312 / 930-3233
kcronin@cme.com


                                                          January 24, 2003



To:  Our Class B Shareholders

                           Re: Class B Director Nominees

         As you may know, our Class B nominating committees recently completed their interview and selection processes for nominees for election to our Board of Directors at this year's Annual Meeting of Shareholders. The Annual Meeting will be held on April 22, 2003, at 3:30 p.m., Chicago time, in the Grand Ballroom of The Westin Chicago River North Hotel, located at 320 North Dearborn, Chicago, Illinois.

         In the coming weeks, you will receive a proxy statement from our Board of Directors relating to the Annual Meeting. You will also receive a copy of our Annual Report. The proxy statement will contain detailed information about the proposals to be presented to a vote of shareholders at the meeting. The proxy statement will identify and contain information about the seven director nominees selected by the Board of Directors to be elected by the holders of Class A and Class B shares of common stock voting together at the Annual Meeting. In the meantime, we would like to take this opportunity to inform you of the Class B director nominees selected by our Class B nominating committees and review the petitioning process for Class B director nominees. Additional information regarding the Class B director nominees will be contained in the proxy statement. We are not asking for your proxy at this time and will only do so after we have mailed our proxy statement to our shareholders.

         At this Annual Meeting one director will be elected by the holders of Class B-1 shares; one director will be elected by the holders of Class B-2 shares; and one director will be elected by the holders of Class B-3 shares. The nominating committees for the Class B-1, Class B-2 and Class B-3 shares have each submitted two nominees for the director position.

Class B-1 Nominating Committee Recommendations

         One director will be elected by the holders of the Class B-1 shares at the next Annual Meeting. The Class B-1 Nominating Committee has selected the following two nominees for this position:

                               Thomas Bentley
                           William G. Salatich, Jr.

Class B-2 Nominating Committee Recommendations

         One director will be elected by the holders of the Class B-2 shares at the 2003 Annual Meeting. The Class B-2 Nominating Committee has selected the following two nominees for this position:

                               Richard J. Appel
                               David J. Wescott

Class B-3 Nominating Committee Recommendations

         One director will be elected by the holders of the Class B-3 shares at the 2003 Annual Meeting. The Class B-3 Nominating Committee has selected the following nominees for this position:

                                Gary M. Katler
                              Thomas J. Esposito

Petitioning Process

         As in past years, and pursuant to the terms of our bylaws, a holder of Class B-1, B-2 or B-3 shares, who has not been nominated by the applicable Class B nominating committee may nonetheless have his or her name placed in nomination by submitting a nomination signed by the holders of at least 100 Class B-1 shares, 100 Class B-2 shares or 150 Class B-3 shares, respectively, to be included as a nominee for a particular class. As required by our bylaws, nominations must be submitted in writing and accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and evidence of the consent of the proposed nominee.

         Prospective candidates who comply with the petition procedures will be included in the company's proxy statement to be distributed to shareholders in connection with the Annual Meeting. In order to be included in the proxy statement, all petitions must be submitted to me in the Office of the Secretary, prior to 5:00 p.m., Chicago time, on Monday, February 3, 2003.


         If you have any questions about the nomination or election process or the Annual Meeting, please feel free to call me at (312) 930-3488. We look forward to seeing you at the Annual Meeting.

                                            Very truly yours,

                                            /s/ Kathleen M. Cronin
                                            Kathleen M. Cronin
                                            Corporate Secretary


Cc:      Board of Directors
         Craig S. Donohue

*****
         Chicago Mercantile Exchange Holdings Inc. plans to file with the Securities and Exchange Commission and mail a proxy statement to our shareholders containing information about the company and certain proposals to be presented to a vote of shareholders at its 2003 Annual Meeting. Shareholders of Chicago Mercantile Exchange Holdings Inc. should read the proxy statement carefully when it becomes available because it will contain important information about the proposals to be considered at the Annual Meeting, the persons soliciting proxies related to the proposals, their interests in the proposals and related matters.

         Shareholders can obtain free copies of the proxy statement when it becomes available by contacting the Shareholder Relations and Membership Services Department, Chicago Mercantile Exchange Holdings Inc., 30 South Wacker Drive, Chicago, Illinois 60606. Shareholders will be able to obtain free copies of the proxy statement filed by Chicago Mercantile Exchange Holdings Inc. with the Securities and Exchange Commission in connection with the Annual Meeting at the Securities and Exchange Commission's web site at www.sec.gov. In addition to the proxy statement, Chicago Mercantile Exchange Holdings Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which are also available at the Securities and Exchange Commission's web site at www.sec.gov.

         Chicago Mercantile Exchange Holdings Inc. and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of Chicago Mercantile Exchange Holdings Inc.'s shareholders to approve the proposals. These individuals may have interests in the proposals. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement.